EXHIBIT (a)(5)(iv)

EXHIBIT (a)(5)(iv)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this combined Going-Private Transaction Statement and Issuer Tender Offer Statement on Schedule TO of The S&P 500® Protected Equity Fund, Inc. (the “Fund”) of our report dated November 12, 2004 for the Fund, appearing in the September 30, 2004 Annual Report of the Fund, and of our report dated November 18, 2003 for the Fund, appearing in the September 30, 2003 Annual Report of the Fund.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
August 22, 2005